                                                                    EXHIBIT 99.1
[O'CHARLEY'S INC. LOGO]
NEWS RELEASE

CONTACT:    Lawrence E. Hyatt
            Chief Financial Officer
            (615) 782-8818

     O'CHARLEY'S INC. REPORTS RESULTS FOR SECOND QUARTER OF FISCAL 2005

NASHVILLE, Tenn. (August 4, 2005) -- O'Charley's Inc. (NASDAQ/NM: CHUX), a leading casual dining restaurant company, today reported revenues and earnings per share for the 12-week and 28-week periods ended July 10, 2005. The Company also provided earnings guidance for the third quarter of fiscal 2005 and for the full year.

FINANCIAL AND OPERATING HIGHLIGHTS

      - Revenue for the second quarter of fiscal 2005 increased 6.5% to $214.2 million from $201.2 million in the second quarter of fiscal 2004. Same store sales for the second quarter rose at all three of the Company's concepts with a 0.4% increase at O'Charley's Restaurants, a 0.7% increase at Ninety Nine Restaurant and Pub, and a 1.9% increase at Stoney River Legendary Steaks.

      - Income from operations in the second quarter was $10.3 million, or 4.8% of revenue, compared with $10.6 million, or 5.2% of revenue, in the second quarter a year ago. Expressed as a percentage of restaurant sales, cost of food and beverage in the quarter was lower than in the prior-year period, payroll and benefits costs were higher, and restaurant operating costs were slightly higher. As previously announced, results for the second quarter of fiscal 2004 were restated.

      - The Company reported second quarter net income of $5.0 million, or $0.21 per diluted share, compared with net income of $5.1 million, or $0.23 per diluted share, in the prior-year period. These 2005 results include the impact of $0.02 per diluted share for severance and project-related expenses associated with the Company's previously announced financial systems conversion project. The effective tax rate applied to pretax earnings was 29.0% in the second quarter of 2005, compared with a tax rate of 31.3% in the prior-year period.

      - For the 28-week period ended July 10, 2005, revenue increased 7.6% to $504.7 million from $468.9 million in the same period last year. Income from operations was $29.5 million, or 5.8% of revenue, compared with $25.9 million, or 5.5% of revenue, in the prior year. Net income for the 28-week period was $15.1 million, or $0.65 per diluted share, compared with $12.7 million, or $0.56 per diluted share, in the same period last year.

      Gregory L. Burns, chairman and chief executive officer of O'Charley's Inc. stated, "While we achieved our overall financial objectives and reported earnings within our previously issued guidance, the second quarter was a challenging one for us. We believe that our same store sales performance in the period continues to reflect the impact of higher gasoline prices and rising interest rates on consumer

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            3038 Sidco Drive - Nashville, TN 37204 - (615) 256-8500
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CHUX Reports Results for Second Quarter of 2005
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August 4, 2005

spending. Nevertheless, the second quarter was important in terms of the strategic direction for our company. We signed our largest franchise development agreement to date with up to 50 stores in four key states, began the consolidation of our financial and accounting operations to create a shared services center, and made significant progress on our strategic planning that has already led to the testing of several new initiatives. In the second half of the year and beyond, we will sharpen our focus on improving guest satisfaction and the overall guest experience in our restaurants."

O'Charley's Restaurants (Company-Operated)

      Revenues for O'Charley's increased 4.1% to $141.1 million for the second quarter, reflecting the net addition of 10 new company-operated stores since the second quarter of 2004. The same store sales increase of 0.4% was comprised of a 0.5% decline in customer counts and a 0.9% increase in average check. Average check for company-operated stores in the second quarter was $11.55. Three new company-operated O'Charley's restaurants opened during the second quarter and one store closed, bringing the total number of company-operated O'Charley's restaurants to 226 at the end of the quarter. The Company expects to open a total of 13 to 15 new company-operated O'Charley's restaurants in 2005.

      Commenting on results for the O'Charley's concept, Mr. Burns stated, "Our overall results at O'Charley's were mixed during the quarter. Increases in average check, reflecting price increases taken since the second quarter of 2004, were partially offset by a decline in customer counts. The modest increase in same store sales put pressure on O'Charley's operating margins, as increased payroll and benefits costs as a percent of sales were only partially offset by declines in the cost of food and beverage. We continue to focus on improving the guest experience at O'Charley's, and are pleased with the improvement we have seen in guest satisfaction scores since the beginning of the year. We believe that these improvements in guest satisfaction, along with new promotions starting in August, should lead to positive same store sales growth through the balance of the year."

O'Charley's Franchising and Joint Venture Efforts

      The O'Charley's franchising and joint venture program continued to show momentum in the second quarter. On May 11, the Company announced the signing of a franchise agreement with Covelli Enterprises to develop and operate up to 50 O'Charley's restaurants in the states of Florida, Ohio, Pennsylvania and West Virginia. With this announcement, the Company has extended its franchising agreements to a total of 11 states. The Company expects its franchisees and joint venture partners to open a total of 4 to 5 new O'Charley's restaurants in 2005.

Ninety Nine Restaurant & Pub Restaurants

      Revenues for Ninety Nine increased 10.7% to $65.0 million in the second quarter, reflecting the addition of 11 new stores since the second quarter of 2004. The same store sales increase of 0.7% in the quarter was comprised of a 2.8% increase in customer counts partially offset by a 2.1% decrease in average check. Average check for Ninety Nine in the second quarter was $13.46. One new Ninety Nine restaurant opened during the second quarter bringing the total number of Ninety Nine restaurants to 102 at the end of the quarter. The Company expects to open a total of 10 to 12 new Ninety Nine restaurants in 2005 and recently announced that it has broken ground on its first restaurant in suburban Philadelphia, Ninety Nine's newest market.

      Mr. Burns stated, "Generating positive customer counts at Ninety Nine was a primary focus for us, and we achieved that goal with a strong increase in the second quarter. Average check declined for a number of reasons, including the elimination of higher-priced promotions from the prior year, and the

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CHUX Reports Results for Second Quarter of 2005
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August 4, 2005

popularity of new, lower-priced items on Ninety-Nine's new menu. For the balance of the year, we will focus on sustaining the customer count momentum and increasing the average check. In this regard, Ninety-Nine increased its menu prices in mid-July. "

Stoney River Legendary Steaks Restaurants

      Second quarter sales for Stoney River Legendary Steaks increased 1.9% to $5.5 million with all six restaurants in operation included in the same store sales base for the quarter. The sales increase was comprised of a 0.5% decrease in customer counts and a 2.4% increase in average check to $39.56. The Company intends to open one new Stoney River restaurant in fiscal 2005, which is expected to open in the third quarter in suburban Columbus, Ohio. The Company recently announced that it will develop a new location in the West End area of Nashville, Tennessee, which is projected to open in early 2006. The new Stoney River restaurants will be the first additions to the concept since 2002. The Company expects that the restarting of Stoney River restaurant development will require preopening, training, and other expenses of approximately $1.0 million in fiscal 2005, of which $0.2 million was incurred in the second quarter.

      Mr. Burns added, "We continue to be pleased with Stoney River's performance in terms of same store sales and operational improvements. We are excited about the upcoming opening of the Dublin, Ohio, restaurant in the third quarter and our second location in Nashville planned for early 2006. Based on the local market reception we have already received for both stores, we believe these will be excellent markets for Stoney River and a good start for continued development of the concept."

OUTLOOK FOR THIRD QUARTER AND FULL YEAR

       The Company stated that it expects to report net income per diluted share of between $0.11 and $0.15 for the 12 weeks ending October 2, 2005, and net income per diluted share of between $1.04 and $1.09 for the full fiscal year ending December 25, 2005. The Company's guidance for the third quarter includes a year-over-year increase in hourly benefit plan costs of $0.03 per diluted share, due to the reduction of the estimate of accrued health insurance costs in the third quarter of 2004; and a year-over-year increase in preopening costs of $0.04 per diluted share due to the expected timing of restaurant openings. Projected results for the third quarter and balance of the year are based upon anticipated comparable restaurant sales increases of between 0% to 2% for both the O'Charley's and the Ninety Nine concepts, interest expense for fiscal 2005 of between $15 million and $16 million, compared with interest expense of $13.5 million in 2004; and an effective tax rate for 2005 of 29.0%.

       The Company's revised guidance for the 2005 fiscal year includes an impact of $0.03 to $0.05 per diluted share for severance and project-related expenses associated with the Company's previously announced financial systems conversion project; and estimated expenses relating to restricted stock plans of between $0.01 and $0.02 per diluted share. The net impact of restricted stock expense in the second quarter of 2005, including the reversal of previously accrued amounts, was a benefit of less than $0.01 per diluted share. The second quarter and estimated full year expenses for restricted stock plans represent a reduction from previously disclosed estimates and reflect the impact of a change in the Company's estimated future performance on the ultimate vesting rate of the Company's performance-based restricted stock. The Company's guidance does not reflect any impact from expensing stock options in fiscal 2005. The Company expects to begin expensing stock options in its 2006 fiscal year.

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CHUX Reports Results for Second Quarter of 2005
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August 4, 2005

      Mr. Burns concluded, "As we enter the second half of the year, we continue to be concerned about high gasoline prices and rising interest rates, and their potential impact on consumer spending in our restaurants. We are encouraged by the improvements we have made in customer counts at Ninety Nine, and the improvements in guest satisfaction at O'Charley's. We expect to complete our strategic plan by the end of the year, and have already identified some exciting ideas to improve employee engagement, guest satisfaction, sales and margins. While it is too early to draw any firm conclusions from these initiatives, we are confident that they are the first steps toward making O'Charley's Inc. a better company for its co-workers, customers and shareholders."

INVESTOR CONFERENCE CALL AND WEB SIMULCAST

      O'Charley's Inc. will conduct a conference call on its first quarter earnings release on August 4, 2005, at 11:00 a.m. EDT. The number to call for this interactive teleconference is (913) 981-5532. A replay of the conference call will be available through August 11, 2005, by dialing (719) 457-0820 and entering the confirmation number, 1295423.

      The live broadcast of O'Charley's conference call will be available online at the Company's website, www.ocharleysinc.com, as well as www.streetevents.com and www.earnings.com on August 4, 2005, beginning at 11:00 a.m. EDT. The online replay will follow shortly after the call and continue until August 18, 2005.

ABOUT O'CHARLEY'S INC.

      O'Charley's Inc. operates 227 company-owned O'Charley's restaurants in 16 states in the Southeast and Midwest, and has three franchised O'Charley's restaurants in Michigan and one joint venture O'Charley's restaurant in Louisiana. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh-cut salads with special-recipe salad dressings and signature caramel pie. The Company also operates Ninety Nine Restaurant & Pub restaurants in 104 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island and Vermont. Ninety Nine has earned a strong reputation for providing generous portions of high-quality food at moderate prices in a comfortable, relaxed atmosphere. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. In addition, the Company operates six Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky and Tennessee. The dinner-only steakhouse concept appeals to both upscale casual dining and fine dining customers by offering high-quality food and attentive customer service typical of high-end steakhouses at more moderate prices.

FORWARD LOOKING STATEMENT

      This press release and statements made by or on behalf of the Company relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to the finalization of the Company's second fiscal quarter financial and accounting procedures, and may be affected by certain risks and uncertainties, including, but not limited to, the Company's ability to increase operating margins and sustain increases in same store sales at its restaurants; the effect that increases in food, labor, interest costs and other expenses have

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CHUX Reports Results for Second Quarter of 2005
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August 4, 2005

on our results of operations; the possible adverse effect on our sales of any decrease in consumer spending; the effect of increased competition; the impact on our results of operations of restarting development of our StoneyRiver concept, and the other risks described in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



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CHUX Reports Results for Second Quarter of 2005
Page 6
August 4, 2005

                                O'CHARLEY'S INC.
                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
                 12 WEEKS ENDED JULY 10, 2005 AND JULY 11, 2004

                                                        2005                             2004
                                            ---------------------------       ---------------------------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
   Restaurant sales                         $ 212,017              99.0%      $ 199,645              99.2%
   Commissary sales                             2,148               1.0%          1,510               0.8%
   Franchise revenue                               84               0.0%              0               0.0%
                                            ---------------------------       ---------------------------
                                              214,249             100.0%        201,155             100.0%
Costs and Expenses:
   Cost of restaurant sales: (1)
            Cost of food and beverage          64,147              30.3%         61,814              31.0%
            Payroll and benefits               73,364              34.6%         66,551              33.3%
            Restaurant operating
               costs                           38,754              18.3%         36,129              18.1%
   Cost of commissary sales                     1,966               0.9%          1,430               0.7%
   Advertising expenses                         5,852               2.7%          6,090               3.0%
   General and administrative expenses          8,906               4.2%          8,253               4.1%
   Depreciation and amortization                9,952               4.6%          9,131               4.5%
   Pre-opening costs                            1,012               0.5%          1,201               0.6%
                                            ---------                         ---------
                                              203,953              95.2%        190,599              94.8%
                                            ---------------------------       ---------------------------
Income from Operations                         10,296               4.8%         10,556               5.2%

Other (Income) Expense:
   Interest expense, net                        3,491               1.6%          3,127               1.6%
   Other, net                                    (189)             -0.1%            (23)              0.0%
                                            ---------------------------       ---------------------------
                                                3,302               1.5%          3,104               1.5%
                                            ---------------------------       ---------------------------
Earnings Before Income Taxes                    6,994               3.3%          7,452               3.7%
Income Taxes                                    2,028               0.9%          2,336               1.2%
                                            ---------------------------       ---------------------------
Net Earnings                                $   4,966               2.3%      $   5,116               2.5%
                                            ===========================       ===========================
Basic Earnings per Share:
   Earnings per Common Share                $    0.22                         $    0.23
                                            =========                         =========
   Weighted Average Common Shares
      Outstanding                              22,843                            22,249
                                            =========                         =========
Diluted Earnings per Share:
   Earnings per Common Share                $    0.21                         $    0.23
                                            =========                         =========
   Weighted Average Common Shares
      Outstanding                              23,158                            22,653
                                            =========                         =========

----------
(1) These expense categories are shown as a percentage of restaurant sales. All other expenses are shown as a percentage of total revenues.


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CHUX Reports Results for Second Quarter of 2005
Page 7
August 4, 2005

                                O'CHARLEY'S INC.
                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
                 28 WEEKS ENDED JULY 10, 2005 AND JULY 11, 2004


                                              2005                        2004
                                    -----------------------     -----------------------
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
   Restaurant sales                 $500,194           99.1%    $464,650           99.1%
   Commissary sales                    4,356            0.9%       4,248            0.9%
   Franchise revenue                     190            0.0%           0            0.0%
                                    -----------------------     -----------------------
                                     504,740          100.0%     468,898          100.0%
Costs and Expenses:
   Cost of restaurant sales: (1)
            Cost of food and
               beverage              149,731           29.9%     141,455           30.4%
            Payroll and benefits     170,701           34.1%     157,139           33.8%
            Restaurant operating
               costs                  90,197           18.0%      83,298           17.9%
   Cost of commissary sales            3,879            0.8%       4,011            0.9%
   Advertising expenses               13,863            2.7%      14,230            3.0%
   General and administrative
      expenses                        21,316            4.2%      19,065            4.1%
   Depreciation and amortization      23,171            4.6%      20,706            4.4%
   Pre-opening costs                   2,397            0.5%       3,083            0.7%
                                    --------                    --------
                                     475,255           94.2%     442,987           94.5%
                                    -----------------------     -----------------------
Income from Operations                29,485            5.8%      25,911            5.5%

Other (Income) Expense:
   Interest expense, net               8,039            1.6%       7,091            1.5%
   Other, net                            207            0.0%           8            0.0%
                                    -----------------------     -----------------------
                                       8,246            1.6%       7,099            1.5%
                                    -----------------------     -----------------------
Earnings Before Income Taxes          21,239            4.2%      18,812            4.0%
Income Taxes                           6,159            1.2%       6,142            1.3%
                                    -----------------------     -----------------------
Net Earnings                        $ 15,080            3.0%    $ 12,670            2.7%
                                    =======================     =======================
Basic Earnings per Share:
   Earnings per Common Share        $   0.66                    $   0.57
                                    ========                    ========
   Weighted Average Shares
      Outstanding                     22,749                      22,213
                                    ========                    ========
Diluted Earnings per Share:
   Earnings per Common Share        $   0.65                    $   0.56
                                    ========                    ========
   Weighted Average Shares
      Outstanding                     23,103                      22,620
                                    ========                    ========

----------
(1) These expense categories are shown as a percentage of restaurant sales. All other expenses are shown as a percentage of total revenues.


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CHUX Reports Results for Second Quarter of 2005
Page 8
August 4, 2005

                                O'CHARLEY'S INC.
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                     AT JULY 10, 2005 AND DECEMBER 26, 2004

                                           2005        2004
                                         --------    --------
                                            (IN THOUSANDS)
Cash                                     $  5,397    $ 10,772
Other current assets                       62,691      53,626
Property and equipment, net               461,197     451,808
Goodwill and other intangible assets      118,995     118,995
Other assets                               20,142      22,310
                                         --------    --------
         Total assets                    $668,422    $657,511
                                         ========    ========

Current portion of long-term debt and
   capital leases                        $ 10,827    $ 12,670
Other current liabilities                  88,050      82,714
Deferred income taxes                       9,826       7,884
Long-term debt, net of current
   portion                                136,242     146,125
Capitalized lease obligations              27,669      32,344
Other liabilities                          44,730      45,034
Shareholders' equity                      351,078     330,740
                                         --------    --------
         Total liabilities and
            shareholders' equity         $668,422    $657,511
                                         ========    ========


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